UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
                                Amendment No. 1
                                       to

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 EtG Corporation
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

      Nevada                                                      87-0567854
  (State or jurisdiction of           (Primary Standard        (I.R.S. Employer
incorporation or organization)     Industrial Classification     Identification
                                        Code Number)                   No.)


             1008 SW Mic-O-Say Circle, Blue Springs, Missouri 64015
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


              1008 SW Mic-O-Say Circle Blue Springs, Missouri 64015
--------------------------------------------------------------------------------
                   (Address of principal place of business or
                      intended principal place of business)

    William J. Stutz, 1008 SW Mic-O-Say Circle, Blue Springs, Missouri 64015
                                 (816) 220-1119
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


Approximate date of proposed sale to the public  December, 1999


                          Copies of communications to:

                              Allen G. Reeves, P.C.
                     900 Equitable Building, 730 17th Street
                             Denver, Colorado 80202
                                 (303) 534-6278

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------

    Title of each                             Proposed maximum     Proposed maximum
 class of securities       Amount to be        offering price     aggregate offering        Amount of
   to be registered         registered            per unit             price(1)         registration fee
--------------------------------------------------------------------------------------------------------
    Common Stock
  $.001 par value             200,000              $1.00               $200,000                $55.60

(1)    Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby arnends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                  For the initial public offering for sale of:

                         200,000 Shares of Common Stock

                                       of

                                 EtG Corporation


                          Per
                          Share      Total      We are a small start-up business
                                                involved with instructional
                                                efforts to help youth, parents
                                                and coaches more fully enjoy
                                                athletic competition.

Initial Offering Price
to the Public             $1.00      $200,000   This is our initial public
                                                offering. No public market
Underwriter Discounts     $   0      $      0   currently exists for our shares.
                                                We will attempt to trade our
                                                shares on the Nasdaq Electronic
Proceeds to EtG, Inc.     $1.00      $200,000   Bulletin Board Service but we
                                                may not be successful in
                                                creating a public market. The
                                                initial offering price to the
                                                public is $1.00 per share. But
                                                this initial offering price may
                                                not reflect the market price
                                                after the initial offering.
                                                There is no minimum investment
                                                required.

     Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 4.

     We intend to sell the common stock ourselves without using an underwriter.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                The date of this prospectus is December __, 1999

                                Table of Contents

                                                                            Page

Summary of Our Offering .................................................    3
Risk Factors ............................................................    4
Forward Looking Statements ..............................................    8
Use of Proceeds .........................................................    8
Dividend Policy .........................................................    9
Dilution ................................................................   10
Our Business ............................................................   11
Our Management ..........................................................   20
Principal Stockholders ..................................................   22
Certain Transactions ....................................................   23
Description of Common Stock .............................................   23
Terms of the Offering ...................................................   28
Shares Eligible for Future Sale .........................................   31
Litigation ..............................................................   32
Legal Matters ...........................................................   32
Experts .................................................................   32
Additional Information ..................................................   32







     No dealer, salesman or other person has been authorized to give any information or to make any representations other than contained in this prospectus in connection with the offering described here. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered by this prospectus to any person in any state or other jurisdiction in which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since this date.

     Until _____________, 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the registered securities may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY OF OUR OFFERING


     This summary highlights important information about our business and about this offering. Because it's a summary, it doesn't contain all the information you may wish to consider before investing in the common stock. So please read the entire prospectus.


     EtG Corporation was incorporated in the State of Nevada in 1996 using the name "B & R Ventures, Inc." We later changed our name to EtG Corporation. On March 28, 1999, we acquired all of the common stock of Enjoy The Game, Inc., a company incorporated in the State of Missouri. That company is now our wholly owned subsidiary. Before this acquisition, we were not engaged in any business activities. Our principal executive offices are at 1008 S.W. Mic-O-Say Circle, Blue Springs, Missouri 64015. Our telephone number is (816) 220-1119. Our fiscal year is a calendar year and ends on December 31.

Our Business

     We are a small media and merchandising company that promotes the positive aspects of athletic competition. Our main focus is to educate athletes, coaches, parents and fans on the value of athletics and how to enjoy the art of playing the game. We anticipate that the groups that will benefit the most from our concepts will be the youth sports groups as well as junior high/middle schools and high school and collegiate athletic programs. We use videos, apparel and specialized merchandise to promote our theme of enjoyable athletic competition. Our President, William J. Stutz, also makes live appearances at which he stresses our philosophy. We would also eventually like to branch out into the production of different kinds of publications to promote our philosophy. These publications might include magazines, newsletters, brochures and a full educational curriculum package that includes instructional materials and a multi-sport video. We expect that a large portion of our revenues will come from the sale and licensing of our products.

Our Operating Results

     We've been in business since August 1998 and have a very limited operating history. From the time we started business through September 30, 1999, we had revenues of $8,140. Our cost of revenues was $3,624 and we also had additional operating expenses of $48,845. Our loss from operations was $44,329 and our total net loss was $50,370.

Our Proposed Plan of Operations

     Our primary products include instructional tapes in which William Stutz, our President, discusses the art of playing basketball and other sports. Our goal is to produce additional videos in which we discuss additional sports. The aim of these tapes is to convey a message that sports can be fun and that the pressures to compete and excel can be dealt with in a positive manner. In addition, our products include caps, shirts, water bottles and banners. Our marketing strategy involves approaching youth groups, junior high/middle schools, high school organizations and college organizations such as the NCAA to allow us to approach large numbers of schools in order to gain wide exposure of our products.


The Offering

     (A) Common stock offered       200,000 shares. We will attempt to sell
                                    these shares to the public ourselves without the assistance of an underwriter. There is no minimum amount which must be sold in order for the offering to proceed and no minimum investment is required. All funds invested may be used by us immediately.

     (B) Proposed symbol and        We would like to establish a trading market
         trading market             for the common stock on the Nasdaq
                                    Electronic Bulletinboard. We have not
                                    applied for a trading symbol and do not
                                    expect to before this public offering takes place. Nor have we recruited a market maker to make a market in our stock.

     (C) Use of proceeds            We will use the proceeds of this offering
                                    first to pay the offering expenses. Assuming we have sold the entire offering, after expenses we will have approximately $159,500 in net proceeds. We plan to use the proceeds to pay for product inventory, marketing and the general expenses of operating our business.



                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of these risks occur, our business, results of operations and financial condition could be adversely affected. This could cause the trading price of our common stock to decline, and you might lose part or all of your investment.

Risks Associated with Our Financial Position.

     We lack working capital. We are a newly formed venture without significant assets or cash. We have not brought in significant revenues from operations. Our lack of cash makes it difficult for us to expand our business through advertising or other marketing efforts. As of September 30, 1999, we had an accumulated deficit of $50,370 and have suffered a loss from operations since inception of $44,329. Continuing losses are likely before our business might become profitable. There is no assurance that our business will ever become profitable.

     Our Certified Public Accountants Have Issued A Qualified Opinion. The certified public accountants who audited our financial statements have issued an opinion which expresses doubt about our ability to continue as a going concern. Their doubt is based upon the following:
             o   our lack of an operating history
             o   a lack of working capital
             o   an unproven business concept

     We believe we will be able to continue to operate as a going concern for at least the next year, in part because we have little in the way of fixed costs that cannot be deferred until our revenues match our expenses. Nevertheless, the opinion of our certified public accountants should be carefully considered by you when making a decision whether to purchase the common stock.

     We Have Some Debt That May Be Difficult to Repay. We have borrowed $101,500 from a total of six individuals and corporations. The loans are payable on demand of each of the lenders. If payment of these loans is demanded before we can sell the common stock offered by this prospectus or if we terminate the offering before all the shares have been sold, we would not have the cash on hand to repay these loans. If payment of the loans is demanded, we would have difficulty in continuing as an ongoing concern. In addition, we have not earmarked any of the net proceeds from this offering to repayment of the loans.

Risks Associated with How This Offering is Being Conducted.

     We are attempting to sell the shares of common stock ourselves. We have not hired an underwriter to assist us in selling the common stock. Only our officers, directors and employees will assist us in selling the common stock. They will not be paid any commission. Because none of these individuals has any prior experience in selling stock to the public, it will be more difficult for them to sell all of the common stock than it would have been had we employed an underwriter. There can be no assurance that they will be able to sell all of the common stock or even enough of the common stock to be able to fully implement our proposed plan of operations. If that happens, an investor is at increased risk that his investment will not provide us with enough funds to make profitable operations more likely.

     There is no minimum number of shares of common stock that must be sold in this offering and no minimum investment is required of any investor. Furthermore, there is no escrow account into which the proceeds of this offering will be deposited. All proceeds of this offering will be deposited directly into our operating account. If less than all the shares of common stock offered by this prospectus is sold, an investor may sustain a loss of his or her entire investment. An investment in our common stock is therefore immediately at risk.

     No review of offering price by underwriter. In most public offerings that use the services of an underwriter, the underwriter has the opportunity to review the terms of the public offering and decide whether the offering price of the common stock is fair and reasonable. Because we are attempting to sell the common stock ourselves without using an underwriter, this review is not present in this offering. We arbitrarily determined the offering price of the common stock taking into consideration the following factors:
          o the amount of proceeds required to initiate our business plan and marketing strategy
          o    our lack of revenues
          o    estimates of future revenues
          o    our management capability
          o    our plans for future growth
          o    the general condition of the securities markets
          o the amount of retained equity to the present shareholders. Prospective investors should not assume that the offering price of the common stock necessarily reflects the actual value of the common stock.


Other Factors that May Adversely Affect Our Common Stock.

     No prior public market and possible price swings. Before this offering, there has not been any public market for the common stock. Furthermore, it is possible that an active public market for the common stock may never develop or be sustained. We do not intend to list the common stock on any national securities exchange or to apply for listing on either the Nasdaq Stock Market or the Nasdaq Small Cap Stock Market. Any trading in the common stock will take place in the over-the-counter (the "OTC") market in the so-called "pink sheets" or the "OTC Bulletin Board" service. As a result, an investor might find it difficult to sell the common stock or to obtain accurate price quotations.

     You will experience substantial dilution. The public offering price of the common stock is much higher than the net book value of the common stock that we have already issued. As a result, purchasers of the common stock who paid $1.00 per share will experience immediate and substantial dilution. The net tangible book value of the common stock immediately after the offering will be approximately $.038. Our existing shareholders paid an average of $.001 per share of common stock and, accordingly, new investors will bear most of the risks inherent in an investment in our company.

     Risk of sales of shares eligible for future sale. Three million ten thousand shares, or 94%, of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

     After this offering, we will have outstanding 3,210,000 shares of common stock. This assumes we will be successful in selling the 200,000 shares we are selling in this offering. The 200,000 shares in this offering may be resold in the public market immediately if a market develops. The remaining 94%, or 3,010,000shares, of our total outstanding shares will become available for resale in the public market as shown in the chart below.

As restrictions on resale end, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

     Number of shares / % of total        Date of availability for resale into
     outstanding                          public market

     3,010,000 / 94%                      Between 90 and 365 days after the
                                          date of this prospectus due to the
                                          requirements of the federal securities
                                          laws.

For a more detailed description, see "Shares Eligible for Future Sale" on page
31.

     We don't plan to pay dividends. We don't expect to pay dividends on common stock anytime soon. We expect to use all earnings, and the proceeds from this offering, to develop our business. Our Board will decide on any future payment of dividends, depending on our results of operations, financial condition, capital requirements, and any other relevant factors.

     One shareholder is able to affect changes in control. After the offering, about 63% of our common stock will be owned by our president, William Stutz. Because our articles of incorporation and the Nevada corporate laws require only a simple majority vote in favor of any acquisition or merger, Mr. Stutz could prevent approval of these actions. He could also approve these actions without any support from any other shareholder.


Business Factors that May Adversely Affect Our Operations.

     We have an unproven product line and marketing concept. Our proposed plan of operations will use an unproven product line and services that may have limited appeal. Further, while we believe that a demand exists for our products and services, we have not undertaken any marketing or similar studies that would confirm that a demand exists. Even if a demand exists, we cannot assure you that the proposed marketing concept will be effective in identifying and fulfilling any demand or that we will have profitable operations.

     Because we are significantly smaller than the majority of our national or even local competitors, we may lack the financial resources needed to capture market share in an amount sufficient for us to be profitable. Based on total assets and revenues, we are significantly smaller than our potential competitors. If we compete with them for the same geographic markets, starting with the Kansas City metropolitan area, their financial strength could prevent us from capturing even a small portion of those markets. While we have not been able to identify any competitors who are specifically engaged in marketing products and services with a message of enjoyable athletic competition, there are virtually no barriers to entry into this type of market. If a potential competitor decides to enter this market, their financial resources would likely make it difficult to compete, either because of their ability to buy or produce inventory in bulk or because they can spend more for advertising and marketing.

     Unproven management. Our management is not experienced in marketing and promoting our line of products and services. For the last several years, our president, William Stutz, has been area director of the greater Kansas City Fellowship of Christian Athletes. While he has a background in athletics, he has never managed a company that is engaged in the kind of business that we intend to pursue. Our other officer, Valerie Stutz, also had some involved in athletics. But she also has no prior experience in managing a company similar to ours.


                           FORWARD LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements that are based on beliefs and assumptions of our management. Often, you can recognize these statements because we use words such as "believe", "anticipate", "intend", "estimate" and "expect" in the statements. Our actual performance in 1999 and beyond could differ materially from the forward-looking statements contained in this prospectus. However, we are not obligated to release publicly any revisions to the forward-looking statements contained in this prospectus.


                                 USE OF PROCEEDS


     The following table describes the intended use of proceeds of this offering. Because it is difficult to predict how many shares of this offering may be sold given the fact that we are attempting to sell the shares ourselves rather than using the services of an underwriter, the table presents information that assumes that one-third, two thirds and all of the shares are sold. The categories of expenditures are also listed in the order of priority, with purchase of merchandise being the most important category and working capital the least important category. Accordingly, anywhere between approximately $66,000 and $200,000 in gross proceeds would be allocated among the intended uses as follows:

                                                        Percentage of
                                                         Shares Sold
                                                      In This Offering
                                                      ----------------

                                              33%           66%           100%
                                            ------------------------------------

Description                                                 Amount
-----------                                                 ------

Purchase of Merchandise                     $  5,000      $  5,000      $  5,000
Production of Videos                          10,000        15,000        20,000
Marketing and Promotions                       3,500        10,000        20,000
General and Administrative (1)                 7,500        43,500        60,000
Expenses of Offering (2)                      40,500        40,500        40,500
Working Capital                                    0        20,000        54,000
                                            --------      --------      --------
            Total                             66,500       134,000       200,000


     (1) Includes officers' salaries, rent, other fixed overhead expenses and other costs associated with office space we anticipate leasing. Also includes travel expenses. All of these expenses are associated with the development and implementation of our proposed plan of operations.
     (2) The expenses of the offering are estimated to be $40,500 and include filing fees, transfer agent fees and expenses, legal fees and expenses and accounting fees and expenses


     If we are successful in raising only a minimal amount of money, the resulting lack of proceeds will make it unlikely that we will be able to fully implement our proposed plan of operations. The projected expenditures above are estimates and approximations only and may change due to changes in our business. For example, we may determine that funds earmarked for one particular type of allocation may be more productively spent in another allocated use, based upon the experience of our management in evaluating our needs over the next twelve months. Proceeds not immediately used will be invested in bank certificates of deposit, insured bank deposit accounts or similar investments.



                                 DIVIDEND POLICY


     We currently plan to retain any earnings and use them to finance the growth and development of our business. We also intend to use earnings for working capital and general corporate purposes. We do not anticipate paying cash dividends on the common stock for at least the next three years. Any payment of dividends will be at the discretion of the board of directors and will depend upon the following factors:
     o    earnings
     o    financial condition
     o    capital requirements
     o    level of indebtedness
     o    contractual provisions that might restrict the payment of dividends
     o    other factors that we cannot currently predict


Persons who desire or need dividend income should not invest in the common stock.

                                    DILUTION


     The net tangible book value deficiency of our outstanding shares of common stock as of September 30, 1999 was approximately $(63,540) or $(.021) per share. "Net tangible book value" per share represents the total amount of our tangible assets, less the total amount of our liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 200,000 shares offered at an initial public offering price of $1.00 per share less estimated costs of the offering, our net tangible book value at September 30, 1999 would have been $122,780 or approximately $0.038 per share. This represents an immediate increase in net tangible book value of $0.059 per share to existing shareholders and an immediate dilution of approximately $.962 per share of common stock to new investors.


     The following table illustrates this per share dilution:


     Initial public offering price per share                        $    1.00
     Net tangible book value per share
          before the offering                           $    (.021)
     Increase per share attributable to new investors
          purchasing this offering                      $     .059
     Net tangible book value per share
          after this offering                                       $     .038
     Dilution per share to new investors                            $     .962

     The following table sets forth the number of shares of common stock purchased, the total consideration paid and the average price per share paid by our existing stockholders as of September 30, 1999 and new investors purchasing the shares of common stock offered:

                           Shares Purchased   Total Consideration  Average Price
                           Number   Percent     Amount   Percent     Per Share
                           ------   -------     ------   -------     ---------

Existing shareholders ... 3,010,000    93.8%   $   3,010    0.97%    $  0.001
New investors ...........   200,000     6.2%   $ 200,000    93.4%    $  1.00

         Total .......... 3,210,000   100.0%   $ 203,010  100.00%

     The above discussion assumes that all 200,000 shares that we are offering to the public at $1.00 will be sold. However, given the fact that we are attempting to sell the shares ourselves rather than using the services of an underwriter, it is possible that less than 200,000 shares will be sold. If less than $200,000 in gross proceeds is received by us from the offering, dilution to new investors who invest in the common sock will be greater than described above.








                                  OUR BUSINESS


Introduction

     We are a sports media and merchandising company that promotes the positive aspects of athletic competition. Our primary focus is to educate athletes, coaches, parents and fans on the value of athletics and how to enjoy the art of playing, coaching and observing the game. While we believe that our concepts are applicable to all levels of athletics, it is anticipated that the age group that will benefit the most are the youth sports groups (14 and under), interscholastic athletics and collegiate programs. We have developed a philosophy that explains why participants and spectators may appear frustrated and act inappropriately at athletic contests. The following issues are at the simple core of our philosophy
     o    Coaches must make tough decisions.
     o    Players are not perfect.
     o    Officials must deal with controversy.

Educational tools that we use to promote our philosophy and advance our theme of enjoyable athletic competition include:
     o    Videos
     o    Apparel
     o    Specialized merchandise.

     Our President, William J. Stutz, also makes live appearances at which he stresses our philosophy. We also intend to branch out into the production of various publications to promote our philosophy, including:
     o    Magazines
     o    Newsletters
     o    Brochures
     o    A multi-sport video
     o    Instructional materials

     The sale and licensing of our products are expected to provide a significant portion of our revenues.

     While we have less than one year of operating history and have experienced losses to date, we believe that there will be numerous opportunities in the future to establish contractual relations with significant customers of our products and services. Assuming all of the shares of common stock offered by this prospectus are sold, we anticipate that there will be sufficient proceeds to meet our current expenses and execute our proposed plan of operations. Our current cash requirements are not large since our general and administrative expenses, including salaries and office overhead are strictly within the control of our management.


     We are seeking to develop prospects located beyond the immediate Kansas City metropolitan area where we are now focused. We do not presently anticipate any change in the number of employees required to maintain our operations. However, if our business expands locally, we may employ a part-time administrative assistant to help process orders. We may also employ a network of customer service/sales reps if we are successful in expanding our business beyond the Kansas City metropolitan area. It is anticipated that these customer service/sales reps would be employed on the basis of a small base salary and an emphasis on commissions. We do not conduct any research and development activities at this time. We have no plant and/or equipment requirements and anticipate no expenditures associated with plant or equipment. There are, moreover, no plans, arrangements, commitments or understandings for us to acquire, or be acquired by, any other company or business at this time.


Marketing Strategy and Proposed Plan of Operation


     We desire to teach youth the proper mindset for enjoyable and yet competitive athletic competition. The overall approach to team sports, which we believe should involve an attitude of cooperative enterprise that strives towards a common goal, has, unfortunately, been replaced to a large extent with a more selfish attitude and mindset that inhibits the enjoyment of the team aspects of athletic competition and discourages participation in team events to all but the most competitive athletes. The result is that a "what's in it for me" attitude is becoming more prevalent. It is our belief that a market exists among coaches, athletic administrators and parents to teach the basics of an enjoyable team experience. Initially aimed at the sports of basketball and soccer, we intend to expand our efforts into other teams sports, such as football, baseball, softball and volleyball. In order to expand our reach and operations, our goal is to recruit local corporate sponsors who already have in place marketing programs that attempt to reach junior athletes. In addition, we will attempt to market all of our products and services to sports organizations involved in the targeted sports.


     Association Marketing Program. We initially intend to market our products and services to sports organizations related to the sport of basketball. The lead product is expected to be videos. We are still analyzing which marketing concept will be most effective, but anticipate that the video will be marketed either through endorsement, partnership (alliance), outright purchase of bulk order or some combination thereof. We have identified the following organizations which are connected with the sport of basketball and which we believe would be receptive to the idea of promoting better sportsmanship and teamwork:


------------------------------------------------------------------------------------------------------
Youth                        Interscholastic                 Collegiate               Generic
------------------------------------------------------------------------------------------------------
Amateur Athletic Union    National Federation of          National Collegiate     National Association
                          State High School               Athletic                of Basketball
                          Athletic Association            Association             Coaches
------------------------------------------------------------------------------------------------------
Biddy Basketball          National Interscholastic        National Association    Women's Basketball
                          Athletic Administrators         of Intercollegiate      Coaches Association
                          Association                     Athletics
------------------------------------------------------------------------------------------------------
Upward Basketball         Each State's High School        National Junior         Greater Kansas City
                          Activities Association          College Athletic        Basketball Coaches
                                                          Association             Association
------------------------------------------------------------------------------------------------------
Great American            Each State's Coaches            National Christian      Sports Connection
Basketball League         Association                     College Athletic        (KC)
(KC)                                                      Association
------------------------------------------------------------------------------------------------------
Blue Valley                                               National Association    Fellowship of
Recreation Center (KC)                                    of Collegiate           Christian Athletes
                                                          Directors of
                                                          Athletics
------------------------------------------------------------------------------------------------------
Police Athletic                                           CCA                     United States
Basketball League (KC)                                                            Olympic Committee
------------------------------------------------------------------------------------------------------
YMCA                                                     50 Conferences           USA Basketball
------------------------------------------------------------------------------------------------------



     The above chart represents 7 organizations located in the Kansas City metropolitan area and an additional 15 national organizations. They range in size from as few as 50 to 100 participants to several thousand participants among the large national organizations. Many of these organizations have already been contacted and it is our expectation that the remainder will be contacted within three months of the date of this prospectus. For example, both the Greater Kansas City Basketball Coaches and the Missouri Suburban Conference of Athletic Directors have voted to endorse and use our products and services. The Sports Connection has asked our president, William Stutz, to write a column for their publication and have indicated that they plan on using us as the exclusive outfitter for their High School Basketball Shoot-out Tournament in Kansas City in December of 1999, although no contract has been signed. Proposals have also been submitted to both the Kansas and Missouri State Activities Associations to use our products or services. Both proposals are currently being reviewed. However, we cannot offer assurances that any of the proposals we have made to any organization will be accepted. The primary selling point to youth groups will be for the organization to see the value of educating their players, coaches, parents and fans on the positive aspects of team competition and how to avoid the negative, selfish aspects that have taken over the game. It is anticipated that the cost of the video would be passed along to the organization's participating teams as an inclusion to their registration fees. The organization, if it so chooses, could also use the video as a source of independent revenue.


     We believe that the main selling point to interscholastic groups is that our products and services are expected to complement such group's ongoing sportsmanship and citizenship programs. For example, The National Federation of State High School Activities Association has a sportsmanship/citizenship program in place, but it is not aimed at any specific sport (such as basketball) and is general in nature. In order to successfully market our products and services, we anticipate that we will eventually need to make presentations to each state athletic administrators association or their functional equivalent. These state associations are expected to have a significant impact on the success of our marketing efforts because of their influence on their member schools.

     Stand-alone Marketing Program. Ancillary to our sports association marketing efforts, a stand-alone approach for our apparel, merchandise and publications may be developed, although there can be no assurance that such a program will ever be implemented or, if implemented, become a successful marketing program. Such a program, if implemented, would be expected to utilize some form of a national marketing campaign, possibly with a national spokesman. Our apparel and merchandise, if sold nationally, would most likely be distributed through direct mail, the Internet and/or selected retail sites, such as college book stores or specialty/resort shops. We have not yet initiated any specific efforts in our stand-alone marketing program. We may not do so in the future if we determine that a program of this nature would be too costly given our limited financial resources or for other reasons that we cannot foresee or anticipate.

Products and Services

     In order to disseminate and promote our philosophy of sportsmanship and to achieve our objective of educating the target market of athletes, coaches, parents, and fans, we intend to focus on producing the following products and services:

o Videos - Quality video presentations that promoted the Enjoy The Game philosophy, was the original idea behind our decision to go into business. Typically, the videos are intended to be sport specific and will include a "how-to" instructional guide that includes technical and strategic considerations. Our first video on the sport of basketball was completed in September of 1998. It was produced by High-Lites Video Productions of Kansas City, Missouri. The final script took approximately 40 hours to develop. Each shot was planned and the corresponding dialog created. Because of this prior planning work, the basketball video footage was completed in one 8-hour session. Actual players from Penn Valley Community College were used in the video. We were careful to comply with the all rules of the National Junior College Athletic Association regarding the participation of student athletes in the video including the completion and filing of appropriate paperwork in order not to jeopardize the eligibility of the student athletes. We also applied for and received prior clearance from the NCAA to use these players in order to avoid jeopardizing their possible future eligibility at NCAA member institutions.

     In August 1999, we finished production of our second video that covered the sport of soccer. We used high school boy and girl athletes after gaining approval from the National Federation of State High Schools, the Missouri State High School Association and the local Lee's Summit School District. Using the experience we gained from the production of our first video on basketball, the script writing for the soccer video took only half as long as did the basketball video. The total time to shoot the soccer video was approximately eight hours, about the same amount of time as the basketball video took to shoot. Using Metro Sports of Kansas City, Missouri, a subsidiary of CNN, as the video production company, our production cost for the soccer video was approximately 35% less than for the basketball video.

     We also plan future videos covering Baseball/Softball (Spring 2000) and Football (Fall 2000) and Volleyball (Fall 2000). Each of our planned videos will also involve the participation of high school players. We have also received clearance from the National Federation of State High Schools and the Missouri State High School Activities Association for these additional videos. Each of our planned videos is expected to be approximately 12 to 14 minutes in length. An optional One Way to Play Drug Free message from the Fellowship of Christian Athletes which lasts approximately 2 to 3 minutes can also be included. Both girls and boys will be used in the videos whenever possible.

     Based upon our prior experience with the soccer video, we now plan to use Metro Sports of Kansas City, Missouri as our primary production company to assist us in the production of our future videos. The video sleeves as well as all of the printed material for our basketball video were designed by Kevin Wahaus of Kevin and Company of Overland Park, Kansas. We expect that Kevin and Company will continue to provide such design work in the future. The reproduction of the basketball video and packaging in the sleeve, were supplied by UV Media of Denver, Colorado. The minimal initial order of the basketball video was 1,000 units. The basketball video is currently being marketed at a price of $20.00. The duplication of the soccer video and the printing of the video sleeve was done by Audio/visual Graphics in Independence, Missouri at a cost savings of approximately 20% compared to the basketball video. It is also being marketed at a price of $20.00. Our planned videos for baseball/softball, volleyball and football are also expected to be marketed at a price of approximately $20.00.


o Apparel - A specific Enjoy The Game line of apparel is available. Currently, this line includes several designs of T-shirts and polo shirts, and ball caps. The main focus will be to offer products that will fill a narrow sports market niche that offers a positive message. The EtG line consists of all positive, upbeat and encouraging messages. We will focus on the positive aspects of sports, such as teamwork, respect for coaches, players and officials, as well as the "hard work-have fun" slogan. We approached Gear for Sports, Inc. Lenexa, KS, early in the planning stages of our apparel development. Working with artists and sales representatives, we have initially developed a narrow apparel line with the goal of establishing a significant volume base of sales in a few specific items. While Gear for Sports, Inc. is currently the only supplier of our apparel, we believe that alternative or additional sources of supply can be readily obtained on favorable terms if Gear for Sports, Inc. ceases to be a supplier or if volume requirements dictate the use of additional suppliers.

     We have produced 4 styles of T-shirts so far. Two (one white and the other gray), have the large Enjoy The Game mark placed on the center front. The other two are a front and back design. Of these two, one is specifically directed towards basketball, the other has the EtG slogan, "work hard-have fun" in an oval design on the back of each shirt. The T-shirts are available in medium, large, extra-large and double extra large sizes.

     The EtG polo shirts have the Enjoy The Game mark embroidered on the left chest. The shirts are available in red with white lettering, white with red lettering, navy with gold lettering and black with red lettering. The designs and colors were kept simple for broad appeal during the initial offering. The polo shirts are available in medium, large, extra-large and double extra large sizes.

     The ball caps are white with a navy bill. They have the Enjoy The Game mark on the front in red lettering. On the back in a semi-circle is our slogan "work hard-have fun" in red lettering. Each ball cap has an adjustable back so one size fits all.

     The initial order in October 1998 for the T-shirts and ball caps was for 98 and 72 respectively, the minimum required by Gear for Sports, Inc. Since then, we have reordered a shipment of both the white and gray styles. Full allotments of the polo shirts were ordered initially in October, 1998, primarily because we believe that polo shirts will never go out of style and because we were able to obtain a better price as a result of a full allotment order. Since then, we have reordered a half allotment of each color.

     As of the date of this prospectus, we have paid for all of our shipments on the date of delivery. However, it is anticipated that if we increase our orders, of which there is no assurance, we will be able to negotiate terms of 30 or 60 days for payment.

o Merchandise - Specific Enjoy The Game merchandise is available. Currently merchandise includes banners and water bottles. The banners are created by House of Signs in Blue Spring, Missouri. Presently, a 4 by 6-foot white vinyl banner with the red Enjoy The Game mark is offered in two styles. One style has four grommets along the top and bottom; the other has a rope stitched along the top and the bottom. The initial order for banners was a quantity of four in October 1998. Since then 14 additional banners have been ordered, seven of each style. We are currently selling the banners at a price of $300.00. The water bottles are 32oz. white plastic with a pull-up blue top. They have the red Enjoy The Game mark on one side as well as the slogan, "work hard-have fun" in blue on the reverse side. An initial order of 300 was placed in October 1998. We currently sell the water bottles at a price of $3.00. We are also assessing the possibility of introducing additional items such as key chains and game boards and posters, although no firm decisions have been made with respect to any of these items.

o Live Appearances - A live presentation has been developed and is delivered by our president and founder, William J. Stutz. Mr. Stutz's presentation adds impact to the commitment of our philosophy as he shares his love for people and sports. In his presentation, Mr. Stutz incorporates his years of playing sports at the youth, high school, junior college and NCAA Division II levels, as well as the summer he spent playing basketball in Panama and Brazil. We believe that Mr. Stutz relates well to coaches because he spent two years as a high school and junior college assistant coach. Additionally, over the past 13 years Mr. Stutz has officiated high school and college basketball games, including the 1998 National Junior College Division II Men's Basketball Championship. Mr. Stutz includes in his presentation the fact that he has three sons and a daughter and has sat in the stands and watched them play sports. Mr. Stutz has also coached youth basketball since 1996.


     Recently, we reached an oral agreement with Darrell Porter, a former member of the Kansas City Royals baseball team and the 1982 World Series Most Valuable Player, under which Mr. Porter has agreed to make live appearances and presentations on our behalf. Under the terms of the agreement, Mr. Porter Darrell will receive 75% of any appearance fee plus 25% of any profits from merchandise sold and or ordered at his appearance. All of his travel and lodging expenses would be paid for by the organization requesting his appearance. We may enter into written agreements with Mr. Porter on a per appearance basis but have not done so as of the date of this prospectus. In addition, we also reached an oral agreement with Tony Guy, a former McDonald's High School Basketball All-American from the Baltimore, Md area on similar terms as Mr. Porter. Mr. Guy played college basketball for four years at the University of Kansas and was a Pre-Season All-American and an Academic All-American. We anticipate that we will also seek to increase the number of available speakers with the ultimate goal of establishing a full-service speakers bureau. However, we cannot assure you that a speakers bureau will ever be established or, if established, will be profitable to us.


o Publications - In addition to our videos, merchandise and live presentations, we are currently evaluating whether it would be feasible to produce various publications to promote our philosophy. The types of publications currently under evaluation include magazines, newsletters, brochures and a full educational curriculum package for elementary schools that incorporates a multi-sport video, as well as instructional materials. Factors which we are currently evaluating include
          o    the cost of production and distribution of these publications
          o    the potential market for these materials
          o    the profit margins, if any, we might be expected to realize
          o our management capability to fully develop and implement publications as an additional product line

     We have not made any decision regarding the feasibility of producing our own publications.


Trademarks

     We have obtained trademark protection from the United States Patent Office for both "Enjoy the Game" and the slogan "Work Hard - Have Fun" We use one or the other of these trademarks on virtually every item of merchandise or apparel that we sell. We have not obtained any other trademarks and have no patents, licenses, franchises, concessions or royalty agreements involving any of our products or services.


Competition


     We believes that the industry within which we compete is highly fragmented and comprised of numerous companies, many of whom are larger and have more resources than us. On the other hand, we also believe we can overcome our competitive disadvantages which are based upon our lack of size and financial resources by emphasizing our unique message and by seeking to align ourselves with corporate sponsors and other organizations who share our philosophy. As of the date of this prospectus we have approached Ford, Hallmark, McDonalds and Sprint concerning the possibility of acting as a corporate sponsor. While these particular companies declined to sponsor our activities, we are continuing our efforts to find sponsorships and intend to contact other national businesses, including other fast food chains, insurance companies and banks.


     Substantially all of our competitors have, and potential future competitors could have, substantially greater financial, marketing and other resources than do we. They also have, or could have, greater name recognition and market acceptance of their products and services. We can give no assurance that our competitors will not develop new products and services or enhancements to existing products and services that will offer superior price or performance features. In such case, we may experience significant price competition, which could have a material adverse effect on our gross margins.


Regulation


     Our business is not regulated by any governmental agency and approval from any governmental agency is not required for us to market or sell our products. However, many of the youth organizations and virtually all of the high schools and colleges to whom we intend to market our products and services are regulated to some extent by governing boards or bodies which oversee the activities of their member teams or schools. The National Collegiate Athletic Association
(NCAA) is an example of such an organization. Although regulation by these entities can take different forms, the primary means by which they can control the activities of their teams or individual participants is in the area of eligibility. We have been extremely careful not to approach any teams or individual members of teams to work with us, purchase our merchandise or services or otherwise become involved with us without first clearing these approaches with the appropriate sanctioning body. Moreover, our marketing strategy has been to approach the sanctioning body first precisely because of their ability to influence their member institutions. By becoming informed of our concept and what we have to offer, it is our expectation that these governing bodies might enhance our ability to market our products directly to their member institutions or teams.



Facilities


     Our offices are presently located in the Kansas City metropolitan area at the home of our president, William J. Stutz. Mr. Stutz does not charge us rent for the use of this space and has no plans to do so in the future. We anticipate that it may eventually become necessary to obtain suitable office space in the Kansas City area after this offering if our planned activities expand to the point where our present space becomes inadequate. If we determine that new office space is desirable, we do not anticipate any difficulties in obtaining new space.







Employees

     We presently have two employees, William J. Stutz and Valerie M. Stutz. Other than the possibility of hiring a part time administrative assistant, we have no present plans to hire additional personnel following completion of the offering.




Legal Proceedings

     It is possible that we may be subject, from time to time, to various legal proceedings concerning claims stemming from our business. We are not a party to any pending or threatened legal proceedings, nor have we been advised that any such proceedings are contemplated.


Year 2000 Issue


     We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "Year 2000" problem is concerned with whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Year 2000 problem is pervasive and complex since virtually every company's computer operation will be affected in some way. We have not incurred any costs in solving Year 2000 problems nor do we anticipate significant future costs associated with "Year 2000" compliance.

     We depend on information contained primarily is electronic format in databases and computer systems maintained by us and third parties with whom we deal. The disruption of third-party systems or our systems interacting with these third-party systems could prevent us from processing transactions and ordering products and could materially adversely affect our business and results of operations.

     We have completed an audit of our internal systems and believe these systems are Year 2000 compliant. We do not rely on any non-compliant third party software and therefore third party non-compliance will not materially adversely affect our business operations. We have upgraded our software and hardware to the latest year 2000 compliant platform and tested our software in the new platform. In case our computerized information system fails, we will rely on our manual information system, which is comprised of original hand written or typed records, to process our transactions such as accounts receivable, accounts payable, delivery schedules and invoicing. The manual system will be very time consuming and labor intensive, therefore, additional staff might be required if we have to use the manual system in the worst case scenario. We believe that additional staff can be hired and trained within a reasonable time frame to meet our requirements in case our information system failed.



                                 OUR MANAGEMENT

Officers and Directors

     Information concerning each of our executive officers and directors is set forth below:

              Name              Age           Position
              ----              ---           --------

     William J. Stutz           39            President, Treasurer,
                                              Director

     Valerie M. Stutz           38            Secretary, Director

     Our directors are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Our officers are elected by the Board of Directors and hold office until their successors are elected and qualified.

     We have no audit or compensation committee.

     William J. Stutz. Mr. Stutz has been President, Treasurer and a Director of our company since 1998. Mr. Stutz was born and raised in Buffalo, NY. Mr. Stutz lettered in three sports, golf, basketball and baseball as both a junior and a senior at Baker-Victory High School in Lackawanna, NY. He received a basketball scholarship to attend Villa Maria College of Buffalo, NY. While there he set new basketball single season and career records for most field goals and points scored. He received an Associates Degree in Graphic Communications. In 1980, he continued his education, on another basketball scholarship, at Slippery Rock

State College of Pennsylvania. At Slippery Rock, he finished his last two years of college basketball and played baseball during his senior year only. By the conclusion of his college career in 1982, Mr. Stutz was a few credits short of obtaining a Bachelor of Science Degree in Communication with an emphasis in Public Relations.


     The pursuit of playing professional basketball took him to Panama and Brazil. After receiving a contract to play in Brazil, the contract fell through and he began working for Household Finance in October 1982. From 1984 until 1992 he served in various junior management positions with the J C Penney Company in its catalog division, serving the last two years as a Quality Circle Facilitator. In 1990, the Kansas City Chapter for the Fellowship of Christian Athletes ("FCA") recognized Mr. Stutz as its Volunteer of the Year. In September 1992, Mr. Stutz joined FCA as the Kansas City Area Director. He stayed in that position until May of 1999. Under his direction the FCA saw significant growth, both in funding and in the FCA School Huddle Program. School Huddles, are positive peer support groups for students that meet regularly on the campuses of the schools and are based on Biblical principles. These groups are supported by and receive resources from the FCA in their local area. School Huddles grew from 34 to 110; staff grew from 2 to 9 and the operating account balance went from $5,000 in 1992 to $600,000 when he resigned.

     Valerie M. Stutz has been Secretary and a Director of our company since 1998. She received her Bachelor of Science degree from Slippery Rock State College in 1982. While attending Slippery Rock, Mrs. Stutz was a cheerleader and she competed in judo. Her junior year she received a silver medal and her senior year a bronze medal from the East Coast Judo Association for her achievements in its National Tournament. For the past 12 years she has spent the bulk of her time raising her 4 children. She also teaches preschool, at Small Wonders in Independence, Missouri three mornings a week. In April of 1999, Mrs. Stutz became a certified Court Appointed Special Advocate, (CASA) for Jackson County, Missouri. She has had no business experience for the last five years.


Willaim J. Stutz and Valerie M. Stutz are husband and wife.


Executive Compensation

     Summary Compensation Table

     The following table provides certain summary information concerning compensation paid to our chief executive officer since our inception. There were no stock appreciation rights outstanding during the fiscal year ended December 31, 1998, nor are there any rights outstanding as of the date of this prospectus.


                                Annual Compensation                 Long-term Compensation
                                -------------------                 ----------------------
                                                                   Awards           Payouts
                                                                   ------           -------
                                                                   Securities      Long-Term
                                                                   Underlying      Incentive      All Other
 Name and Principal    Fiscal  Salary     Bonus     Other Annual     Options        Payouts     Compensation
     Position           Year    ($)        ($)      Compensation       (#)            ($)            ($)
     --------           ----    ---        ---      ------------       ---            ---            ---

William J. Stutz......  1998     0          0             0             0              0              0
       President

Valerie M. Stutz......  1998     0          0             0             0              0              0
       Secretary

--------------------
* Not applicable


                                       21

     Employment Agreements

     There are no employment agreements with any of our officers or directors. Mr. Stutz and Mrs. Stutz intend to receive annual salaries of $48,000 and $ 0 upon completion of this offering if we are successful in selling all shares.







                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the ownership of the our common stock by (a) each of our directors, (b) all of our executive officers and directors as a group, and (c) all persons known by us to own more than 5% of our common stock. The percentage owned after the offering assumes that all of the offered common stock will be sold.



                                              Beneficial Ownership        Beneficial Ownership
                                              Prior to Offering               After Offering
                                              ---------------------           --------------
Name and Address (1)                         Shares      Percentage       Shares     Percentage
--------------------                         ------      ----------       ------     ----------
William J. Stutz  and
Valerie M. Stutz                            2,010,000       66.8%        2,010,000      62.6%
1008 S.W. Mic-O-Say Circle
Blue Springs, Mo. 64015

David M. Nemelka                              500,000       16.6%          500,000      15.6%
897 So. Artistic Circle
Springville, Utah 84663

Covest, Inc. (2)                              250,000        8.3%          250,000       7.8%
11011 King Street
Overland Park, Kansas 66210

Ivacind, Inc. (3)                             250,000        8.3%          250,000       7.8%
4001 W. 104th Terrace
Overland Park, Kansas 66207

All directors and executive officers
as a Group (2) persons                      2,010,000       66.8%        2,010,000       62.6%

-----------------------------

(1) The address of each executive officer and director of the Company is 1008 S.W. Mic-O-Say Circle, Blue Springs, Missouri 64015.

(2)  Covest, Inc. is controlled by David C. Owen.

(3) Ivacind, Inc. is controlled by Peterson & Sons Holding Company, which in turn is controlled by Mark Peterson and Steve Peterson.

                              CERTAIN TRANSACTIONS

     Our corporate offices are located at the personal residence of William J. Stutz and Valerie M. Stutz. Under an oral agreement we have with Mr. and Mrs. Stutz, we pay no rent for the use of this office space.

     On August 29, 1998 we issued 2,000,000 shares of our restricted common stock to William J. Stutz for a total cash consideration of $2,000.

     On March 28, 1999 we issued 5,000 shares of our restricted common stock to William J. Stutz in exchange for 5,000 shares of the common stock of Enjoy The Game, Inc., a Missouri corporation. At the same time, we also issued 5,000 shares of our restricted common stock to Valerie M. Stutz in exchange for 5,000 share of the common stock of Enjoy The Game, Inc. As a result of these transactions, Enjoy The Game, Inc. became our wholly owned subsidiary.

     On March 13, 1996 we issued 1,000,000 shares of our restricted common stock to David N. Nemelka for a total cash consideration of $1,000.



                           DESCRIPTION OF COMMON STOCK

General

     We are authorized to issue 50,000,000 shares of $0.001 par value common stock and 5,000,000 shares $0.001 par value preferred stock.

Common Stock

     As of the date of this prospectus, there were 3,010,000 shares of common stock outstanding held by five (5) shareholders.

     Holders of common stock are entitled to one vote per share in all matters to be voted on by the shareholders. Except for any priority in the payment of dividends which may be granted to the holders of preferred stock, holders of common stock are entitled to receive on a per share basis any dividends that may be legally declared from time to time by our Board of Directors. If we were to liquidate, dissolve or wind up our affairs, holders of common stock would be entitled to share ratably in all assets remaining after payment of our liabilities and the liquidation preference, if any, of any outstanding preferred stock. All of our issued and outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of common stock holders are subject to the rights of the holders of preferred stock even if the preferred stock is issued after your common stock.

Preferred Stock

     The Board of Directors has the authority, without any further vote or action by the shareholders, to issue up to 5,000,000 shares of preferred stock from time to time on those terms that the Board of Directors may determine. Although it is not possible to state what effect, if any, issuance of preferred stock might have on the rights of common stockholders, the issuance of preferred stock may have one or more of the following effects:


o to restrict common stock dividends if preferred stock dividends have not been paid
o to dilute the voting power and equity interest of holders of common stock to the extent that any preferred stock has voting rights or is convertible into common stock
o to prevent current holders of common stock from participating in our assets if we were to liquidate until the preferred stockholders have been paid.


     The issuance of any shares of preferred stock having rights superior to those of common stock may result in a decrease of the value or market price of the common stock. The issuance of preferred stock could also be used by the Board of Directors as a device to prevent a change in our control. There are no shares of preferred stock presently outstanding and the Board of Directors does not presently intend to issue any shares of preferred stock.

No Preemptive Rights

     Holders of common stock do not have any preemptive right to subscribe for or purchase any class of our securities nor do they have any redemption or conversion rights.

No Cumulative Voting

     Common stock shareholders do not have the right to cumulate his or her votes in an election of directors or for any other matter or matters to be voted upon by our shareholders.


Certain Provisions of the Nevada General Corporation Law

     As a Nevada corporation, we are subject to the Nevada General Corporation Law. Under certain circumstances, the following provisions of the Nevada Law may delay or make more difficult acquisitions or changes in our control. These provisions may make it more difficult to accomplish transactions that our shareholders may believe to be in their best interests. These provisions may also have the effect of preventing changes in our management.


         Control Share Acquisitions.

     Under Sections 78.378 to 78.3793 of Nevada Law, an acquiring person who acquires a controlling interest in our shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of the our disinterested shareholders at a special meeting of the our shareholders held upon the request and at the expense of the acquiring person. If the control shares have full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise
     o    one-fifth or more but less than
     o    one-third one-third or more but less than a majority, or
     o    a majority or more of the voting power
of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control Shares" means our outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person. The Nevada Law applies to any corporation that is organized in Nevada, has 200 or more shareholders (at least 100 of whom are shareholders of record and residents of Nevada) and does business in Nevada directly or through an affiliated corporation. It does not apply if our articles of incorporation or by-laws in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply. Our Amended Articles of Incorporation and Bylaws do not exclude us from the restrictions imposed by these provisions.

     Certain Business Combinations.

     Sections 78.411 to 78.444 of the Nevada Law restrict our ability to engage in any combination with an "interested shareholder" for three years after the interested shareholder acquired the shares that cause him to become an interested shareholder unless he had prior approval of our Board of Directors. If the combination did not have such prior approved, the interested shareholder may proceed after the three-year period only if such shareholder receives approval from a majority of our disinterested shares or the offer is fairly priced. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested shareholder" is someone who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares or (ii) our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time. This does not apply to corporations that so elect in a charter amendment approved by a majority of the disinterested shares. Such a charter amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our Amended Articles of Incorporation do not exclude us from the restrictions imposed by such provisions.


         Directors' Duties.

     Section 78.138 of the Nevada Law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation; the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our Board of Directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause (i) our assets to be less than our liabilities, (ii) render us insolvent or (iii) cause us to file for bankruptcy protection.


Advance Notice for Raising Business or Making Nominations at Meetings.

     Our Amended Articles of Incorporation establish an advance notice procedure for shareholder proposals to be brought before a meeting of our shareholders and for nominations by shareholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Such business may only be conducted at a meeting of shareholders when it has been brought before the meeting by either our Board of Directors or by a shareholder who has given our Secretary timely notice, in proper form, of the shareholder's intention to bring the business before the meeting. The presiding officer at the meeting has the authority to make a determination concerning whether proper procedures have been followed. Only persons who are nominated by our Board of

Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as our director.

     To be timely, notice of nominations before an annual meeting must be received by our Secretary no less than 90 days prior to the meeting. Notice of other business before an annual meeting must be received by our Secretary not less than 20 days nor more than 50 days prior to the meeting. Similarly, notice of nominations or other business to be brought before a special meeting must be delivered to our Secretary at our principal executive office no later than the close of business on the 10th day following the day on which notice of the date of a special meeting of shareholders was given.


     The notice of any nomination for election as a director must set forth
     o the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated
     o a representation that the shareholder is a holder of our record stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice
     o a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) by which the nomination or nominations are to be made by the shareholder
     o any other information regarding each nominee proposed by the shareholder that would be required to be included in a proxy statement filed under the proxy rules of the Commission, if the nominee had been nominated, or intended to be nominated, by the Board of Directors; and
     o    the consent of each nominee to serve as our director if so elected.

     The notice of other business to be brought before the annual meeting must state
     o a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting
     o the name and address, as they appear on our books, of the shareholder proposing such business
     o the number of our shares which are beneficially owned by the shareholder; and
     o    any material interest of the shareholder in such business.


     Amendments to Bylaws.

     Our Amended Articles of Incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the Board of Directors.


     Limitation of Liability and Indemnification

     Our Amended Articles of Incorporation contain a provision permitted under the Nevada Law concerning the liability of directors. This provision eliminates a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except when a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law are involved. This provision does not limit or eliminate our rights or the rights of any shareholder to seek non-monetary relief, such as an injunction or rescission, if there is a breach of a director's fiduciary duty. This provision will not change a director's liability under federal securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act is permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.




     Transfer Agent and Registrar

     Before the effective date of this offering, we intend to engage Interwest Transfer Company, Inc. of Salt Lake City, Utah, as the transfer agent and registrar of the common stock.





                              TERMS OF THE OFFERING

     Plan of Distribution


     We are offering to sell up to 200,000 shares of our common stock at a purchase price of $1.00 per share. The common stock is being offered by our officers and directors on a "direct participation" basis. This means that no underwriter will be involved to assist us in our sales efforts. The employees, officers and directors who will sell the offering on our behalf are William J. Stutz and Valerie M. Stutz. These individuals will be relying on the safe harbor in Rule 3a4-1 under the Securities Exchange Act of 1934 to sell our securities. The principal shareholders will supply names of prospective investors to our management, none of whom shall have been offered shares of common stock prior to the date of this prospectus. We do not intend to offer the shares of common stock by means of general advertising or solicitation. No sales commission, finder's fee or other compensation (other than the normal salaries paid to our management) will be paid for common stock that we sell. We reserve the right to withdraw, cancel or reject any offer to purchase our stock. The common stock will not be sold to our insiders, control persons, or affiliates. There are no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of our securities. If at some point in the future such participation develops, the registration statement will be amended to identify those persons.

     Lack of a Public Market.

     Before the offering, there has been no established trading market for the common stock. Even if a public market were to be created or maintained, brokers or dealers who make a market in or otherwise trade in the common stock would be subject to certain requirements when trading our stock because our stock would be considered to be a "penny stock". For example, Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements upon brokers-dealers who sell "penny stocks" to persons other than established customers and institutional accredited investors. For transactions under this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The Securities and Exchange Commission defines a "penny stock" to be any non-Nasdaq Stock Market equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction by broker-dealers involving a penny stock, unless exempt, the rules of the Commission require delivery, prior to a transaction in penny stock, of a risk disclosure document relating to the penny stock market, together with other requirements and restrictions. The market liquidity of our stock could be severely adversely affected.

     In addition, the National Association of Securities Dealers, Inc. has adopted a series of changes pertaining to the OTC Bulletin Board and the OTC market. Generally stated, these changes:

          o allow only those companies that report their current financial information to the Commission, banking, or insurance regulators to be quoted on the OTC Bulletin Board;

          o require brokers, before they recommend a transaction involving an OTC security, to review current financial statements on the company they are recommending; and,

          o prior to the initial purchase of an OTC security, require that every investor receive a standard disclosure statement (prepared by the NASD) emphasizing the differences between OTC securities and other market-listed securities.

     The NASD is also considering the adoption of additional changes, such as seeking the authority for the NASD to halt trading of securities on the OTC Bulletin Board under certain circumstances. We cannot predict the likelihood of these proposed changes being approved by the Commission in their current form or the adoption of any additional changes by the NASD.

     In addition, in order to create a market in our common stock that would trade on the OTC Electronic Bulletin Board, we would need to recruit an NASD member broker-dealer to act as a market maker. Although we have identified some potential market makers, we have not entered into any negotiations or arrangements with any broker-dealer to act as a market maker. Even if such a public market were to develop, the vagaries of the stock market are such that there may be significant price and volume fluctuations that may or may not be related to our operating performance.

     We have not applied for a trading symbol under which our stock would trade. It is anticipated that we would apply for such a trading symbol once we have identified a market maker who would make a market in our stock.


     Determination of Offering Price.

     We arbitrarily determined the offering price and other terms of the common stock after considering the following factors:
          o the amount of proceeds required to initiate our business plan and marketing strategy
          o    our lack of revenues estimates of future revenues
          o    our management capability our plans for future growth
          o    the general condition of the securities markets
          o the amount of retained equity to the present shareholders. Prospective investors should not assume that the offering price of the common stock necessarily reflects the actual value of the common stock.


     No Minimum Investment

     There is no minimum investment that any investor must make in this offering. Further, there is no minimum amount of stock that must be sold in order for this offering to go forward. All funds received by us from the sale of the common stock offered by this prospectus will be deposited immediately into our operating account and used in our operations.


     Offering Procedure.

     This offering will terminate on or before__________, 2000. In our sole discretion, the offering of common stock may be extended from time to time but in no event later than one (1) year from the date of this prospectus. Factors we would consider in deciding whether to extend the offering would include:
          o the likelihood that additional common stock could be sold based upon our past experience with this offering
          o    the availability of alternative sources of financing
          o    our continued capital needs
          o the reception our common stock has received in the financial and investment communities
          o    our business results

                         SHARES ELIGIBLE FOR FUTURE SALE


In General

     Once the offering is complete, we will have a total of 3,210,000 shares of common stock outstanding, assuming we are able to sell all shares of common stock offered by this prospectus. Of these shares of common stock, all shares from the offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares held by our "affiliates," as that term is defined in Rule 144 of the Act, may generally be sold only in compliance with the limitations of Rule 144 described below.

Sales of Restricted Shares

     In general. The remaining 3,010,000 shares of common stock are "restricted securities" as defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under the Securities Act. Subject to the volume limitations described below, all but 10,000 of these restricted shares may be sold beginning 90 days from the date of this prospectus

Who can sell.

     In general. Under Rule 144 a person (or persons whose shares are aggregated), including an affilitate, who has beneficially owned shares for at least one year can sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares of common stock that does not exceed the greater of:

     (a) 1% of the then outstanding shares of common stock (about 32,100 shares immediately after the offering); or

     (b) the average weekly trading volume in the common stock during the four calendar weeks before notice of the Rule 144 sale is filed, subject to a few restrictions described in Rule 144.

     No volume limits. In addition, any person who has not been our affiliate at any time during the 90 days before a sale and who has beneficially owned the shares he or she desires to sell for at least two years may sell those shares under Rule 144(k) and not be concerned with the volume limits described above.

     Effect of Sales of Shares. Before the offering, there has been no public market for the common stock. No precise prediction can be made as to whether a market will be created or sustained after the offering. Therefore, we cannot predict what precise effect sales of restricted stock may have on the market price of the common stock. Nevertheless, sale of substantial amounts of common stock in the public market could adversely affect market prices. Sales of restricted stock could also impair our future ability to raise capital through the sale of our equity securities.


                                   LITIGATION

     We are not a party to any pending or threatened legal proceedings.



                                  LEGAL MATTERS

     We are being advised on the legality of issuing the common stock offered by this prospectus by Allen G. Reeves, P.C., Denver, Colorado.




                                     EXPERTS

     Our financial statements as of December 31, 1998, and for each of the years in the two year period ended December 31, 1998, included in this prospectus and elsewhere in the registration statement, have been included in reliance on the report of Cordovano and Harvey, P.C., our independent certified public accountants, appearing on page F-1, and upon the authority of that firm as experts in accounting and auditing.

     The report of Cordovano and Harvey, P.C. covering the year ended December 31, 1998 financial statements contains an explanatory paragraph that states that we have suffered recurring losses from operations and have limited capital resources which raise substantial doubt about the our ability to continue as a going concern. The financial statements do not include any adjustments that might result if that uncertainty is resolved.


                             ADDITIONAL INFORMATION


     We have filed our Form SB-2 registration statement with the SEC. This prospectus does not contain all of the information set forth in the registration statement. You'll find additional information about us and our common stock in the registration statement. For example, in this prospectus we've summarized or referred to some contracts, agreements, and other documents that have been filed as exhibits to the registration statement. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from that office, if you pay the applicable fees. The registration statement, including its exhibits and schedules, are also available on the SEC's website at www.sec.gov.

     We have to comply with the information requirements of the Securities Exchange Act of 1934, and will file reports, proxy statements, and other information with the SEC. These materials can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W. Washington, D.C. 20549, or at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Some information about us is also available on the SEC's website at www.sec.gov.

     We intend to furnish our shareholders, after the close of each calendar year, with an annual report that describes our business and contains audited financial statements that have been examined and reported upon by an independent certified public accountant. In addition, we may from time to time furnish our shareholders with other reports that we believe will help keep them informed about our business.

EtG CORPORATION
(A Development Stage Company)



                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Independent auditors' report.............................................   F-2

Consolidated balance sheets, September 30, 1999 (unaudited) and
  December 31, 1998......................................................   F-3

Consolidated statements of operations, for the nine months ended
  September 30, 1999 and 1998 (unaudited), for the years
  ended December 31, 1998 and 1997, and for the
  period from March 13, 1996 (inception) through
  September 30, 1999 (unaudited).........................................   F-4

Consolidated statement of shareholders' deficit, from March 13, 1996
  (inception)  through September 30, 1999 (unaudited) ...................   F-5

Consolidated statements of cash flows, for the nine months ended
  September 30, 1999 and 1998 (unaudited), for the years
  ended December 31, 1998 and 1997, and for the
  period from March 13, 1996 (inception) through
  September 30, 1999 (unaudited).........................................   F-6

Notes to consolidated financial statements...............................   F-7

To the Board of Directors and Shareholders
EtG Corporation and subsidiary



                          Independent Auditors' Report


We have audited the accompanying consolidated balance sheet of EtG Corporation and subsidiary (the "Company") as of December 31, 1998, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the years in the two year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EtG Corporation and subsidiary as of December 31, 1998, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has a lack of operating history, limited capital and working capital, and an unproven business concept at December 31, 1998. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We express no opinion on the consolidated interim financial information, presented herein, as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998.




Cordovano and Harvey, P.C.
Denver, Colorado
August 17, 1999



EtG CORPORATION
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS


                                                                 September 30,  December 31,
                                                                     1999          1998
                                                                   ---------    -----------
                                                                  (unaudited)
                                          ASSETS

CURRENT ASSETS
      Cash .....................................................   $  30,223    $  14,036
      Accounts receivable ......................................       2,598         --
      Merchandise inventory, at lower of cost or market ........      23,473       15,227
                                                                   ---------    ---------
                                            TOTAL CURRENT ASSETS      56,294       29,263

EQUIPMENT, AT COST, net of accumulated
      depreciation of $872 and $88, respectively ...............       2,266        3,050

INTANGIBLE ASSETS
      Trademark, net of accumulated amortization
        of $416 and $49, respectively (Note C) .................       1,050        1,417

OTHER ASSETS
      Deferred offering costs (Note F) .........................      26,820         --
                                                                   ---------    ---------

                                                                   $  86,430    $  33,730
                                                                   =========    =========

                          LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable and accrued expenses ....................   $  14,839    $      50
      Notes payable, convertible into subsidiary
        common stock (Note D) ..................................      40,000       30,000
      Other notes payable (Note D) .............................      61,500       10,000
      Accrued interest on notes payable ........................       5,761        1,705
                                                                   ---------    ---------
                                       TOTAL CURRENT LIABILITIES     122,100       41,755
                                                                   ---------    ---------

SHAREHOLDERS' DEFICIT (NOTE F)
      Preferred stock, $0.001 par value, 5,000,000 shares
        authorized, -0- and -0- shares issued and
        outstanding, respectively...............................        --           --
      Common stock, $0.001 par value, 50,000,000 shares
        authorized, 3,010,000 and 3,000,000 shares
        issued and outstanding, respectively ...................       3,010        3,000
      Additional paidin capital ................................      11,690        4,900
      Deficit accumulated during the development stage .........     (50,370)     (15,925)
                                                                   ---------    ---------
                                     TOTAL SHAREHOLDERS' DEFICIT     (35,670)      (8,025)
                                                                   ---------    ---------

                                                                   $  86,430    $  33,730
                                                                   =========    =========


               See accompanying notes to consolidated financial statements
                                           F-3


EtG CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS



                                                     For the Nine Months Ended    For the Years Ended Through   March 13, 1996
                                                           September 30,                  December 31,           (inception)
                                                     -------------------------     --------------------------   September 30,
                                                         1999           1998          1998           1997           1999
                                                     -----------    -----------    -----------    -----------    -----------
                                                     (unaudited)    (unaudited)                                  (unaudited)

REVENUES .........................................   $     7,223    $      --              917    $      --      $     8,140

COST OF REVENUES .................................         3,367           --              257           --            3,624
                                                     -----------    -----------    -----------    -----------    -----------
                                      GROSS PROFIT         3,856           --              660           --            4,516
                                                     -----------    -----------    -----------    -----------    -----------

OPERATING EXPENSES
      General and administrative .................        27,126          6,787          9,478            641         37,245
      Contributed rent and services (Note B) .....         6,800          1,200          4,800           --           11,600
                                                     -----------    -----------    -----------    -----------    -----------
                                                          33,926          7,987         14,278            641         48,845
                                                     -----------    -----------    -----------    -----------    -----------
                              LOSS FROM OPERATIONS       (30,070)        (7,987)       (13,618)          (641)       (44,329)
                                                                                                                 -----------

      Interest income ............................            36           --               39           --               75
      Interest (expense) .........................        (4,411)          (705)        (1,705)          --           (6,116)
                                                     -----------    -----------    -----------    -----------    -----------

            LOSS BEFORE PROVISION FOR INCOME TAXES       (34,445)        (8,692)       (15,284)          (641)       (50,370)

INCOME TAXES (NOTE E)
      Current ....................................         6,792          1,738          3,105            130         10,027
      Deferred ...................................        (6,792)        (1,738)        (3,105)          (130)       (10,027)
                                                     -----------    -----------    -----------    -----------    -----------
                                          NET LOSS   $   (34,445)   $    (8,692)   $   (15,284)   $      (641)       (50,370)
                                                     ===========    ===========    ===========    ===========    ===========


      Net loss per basic common share ............   $     (0.01)             *    $     (0.01)             *
                                                     ===========    ===========    ===========    ===========

      Number of shares outstanding for purposes
      of computing net loss per basic share ......     3,007,778      1,444,444      1,888,333      1,000,000
                                                     ===========    ===========    ===========    ===========


*     Less than $.01


                            See accompanying notes to consolidated financial statements
                                                       F-4

EtG CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS'DEFICIT



                                                                                                          Deficit
                                                                                                        Accumulated
                                                  Preferred Stock       Common Stock        Additional     During
                                                  ---------------   ---------------------    Paid-In    Development
                                                  Shares  Amount     Shares      Amount      Capital       Stage        Total
                                                  ------ --------   ---------   ---------   ---------    ---------    ---------

March 13, 1996, sale of common stock .........      --   $   --     1,000,000   $   1,000   $    --      $    --      $   1,000
                                                   ----  --------   ---------   ---------   ---------    ---------    ---------
                    BALANCE, DECEMBER 31, 1996      --       --     1,000,000       1,000        --           --          1,000

Net loss for the year ........................      --       --          --          --          --           (641)        (641)
                                                   ----  --------   ---------   ---------   ---------    ---------    ---------
                    BALANCE, DECEMBER 31, 1997      --       --     1,000,000       1,000        --           (641)         359

August 29, 1998, sale of common stock ........      --       --     2,000,000       2,000        --           --          2,000
August 1 through December 31, 1998,
  office space and time and effort
  contributed by officer (Note B) ............      --       --          --          --         4,900         --          4,900
Net loss for the year ........................      --       --          --          --          --        (15,284)     (15,284)
                                                   ----  --------   ---------   ---------   ---------    ---------    ---------
                    BALANCE, DECEMBER 31, 1998      --       --     3,000,000       3,000       4,900      (15,925)      (8,025)

March 3, 1999,acquisition of subsidiary
  under common control (Note B) (unaudited) ..      --       --        10,000          10         (10)        --           --
January 1 through September 30, 1999,
  office space and time and effort
  contributed by officer (Note B) (unaudited)       --       --          --          --         6,800         --          6,800
Net loss for the period (unaudited) ..........      --       --          --          --          --        (34,445)     (34,445)
                                                   ----  --------   ---------   ---------   ---------    ---------    ---------
       BALANCE, September 30, 1999 (UNAUDITED)      --   $   --     3,010,000   $   3,010   $  11,690    $ (50,370)   $ (35,670)
                                                   ====  ========   =========   =========   =========    =========    =========







                              See accompanying notes to consolidated financial statements
                                                          F-5


EtG CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                                                 March 13, 1996
                                                              For the Nine Months Ended    For the Years Ended     (inception)
                                                                       June 30,                December 31,          Through
                                                               ----------------------    ----------------------   September 30,
                                                                  1999         1998         1998         1997         1999
                                                               ---------    ---------    ---------    ---------    ---------
                                                              (unaudited)  (unaudited)                            (unaudited)
OPERATING ACTIVITIES
      Net loss .............................................   $ (34,445)   $  (8,692)   $ (15,284)   $    (641)   $ (50,370)
      Adjustments to reconcile net loss to net cash
      used in operating activities:
           Depreciation and amortization ...................       1,151         --            136         --          1,287
           Contributed capital (Note B) ....................       6,800        1,200        4,900         --         11,700
                                                               ---------    ---------    ---------    ---------    ---------
                                                                 (26,494)      (7,492)     (10,248)        (641)     (37,383)

      Changes in current assets and liabilities:
           Accounts receivable, inventory
             and other current assets ......................     (10,844)      (8,500)     (15,227)        --        (26,071)
           Accounts payable and accrued expenses ...........      18,845          655        1,605          150       20,600
                                                               ---------    ---------    ---------    ---------    ---------
                                          NET CASH (USED IN)
                                        OPERATING ACTIVITIES     (18,493)     (15,337)     (23,870)        (491)     (42,854)
                                                               ---------    ---------    ---------    ---------    ---------

INVESTING ACTIVITIES
      Purchase of equipment ................................        --           --         (3,138)        --         (3,138)
      Payments for trademark (Note C) ......................        --         (1,465)      (1,465)        --         (1,465)
                                                               ---------    ---------    ---------    ---------    ---------
                                          NET CASH (USED IN)
                                        INVESTING ACTIVITIES        --         (1,465)      (4,603)        --         (4,603)
                                                               ---------    ---------    ---------    ---------    ---------

FINANCING ACTIVITIES
      Proceeds from issuance of common stock ...............        --          2,000        2,000         --          3,000
      Offering costs incurred (Note F) .....................     (26,820)        --           --           --        (26,820)
      Proceeds from demand notes payable (Note D) ..........      69,000       40,000       40,000         --        109,000
      Repayment of demand notes payable (Note D) ...........      (7,500)        --           --           --         (7,500)
                                                               ---------    ---------    ---------    ---------    ---------
                                        NET CASH PROVIDED BY
                              (USED IN) FINANCING ACTIVITIES      34,680       42,000       42,000         --         77,680
                                                               ---------    ---------    ---------    ---------    ---------

Net change in cash .........................................      16,187       25,198       13,527         (491)      30,223

Cash at beginning of period ................................      14,036          509          509        1,000         --
                                                               ---------    ---------    ---------    ---------    ---------

                                       CASH AT END OF PERIOD   $  30,223    $  25,707    $  14,036    $     509    $  30,223
                                                               =========    =========    =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid during the period for:
           Interest ........................................   $     156    $    --      $    --      $    --      $    --
                                                               =========    =========    =========    =========    =========
           Income taxes ....................................   $    --      $    --      $    --      $    --      $    --
                                                               =========    =========    =========    =========    =========



                              See accompanying notes to consolidated financial statements
                                                          F-6



                                 EtG CORPORATION
                          (A Development Stage Company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A: Organization and summary of significant accounting policies

Description of operations and liquidity
---------------------------------------
EtG Corporation (including subsidiary, the "Company") was incorporated in the state of Nevada on March 13, 1996. On November 16, 1998, the Company changed its name from B&R Ventures, Inc. The Company plans to become a sports media and merchandising business that promotes the positive aspects of athletic competition.

The Company has devoted substantially all of its efforts since inception to organization matters, the acquisition of Enjoy the Game, Inc., development of its business plan, and raising capital. The Company plans to finance its activities through an initial public offering of 200,000 shares of its common stock at a price of $1.00 per share.

To date, the Company's sales revenue has been insignificant. The Company has not gained market acceptance for any of its merchandise and promotions and there can be no assurance that the Company will be able to gain such acceptance in the future, that future sales and revenues will be significant, that any sales will be profitable, or that the Company will have sufficient funds available to develop its proposed merchandise sales and services.

The Company's consolidated financial statements are prepared in accordance with Statement of financial Accounting Standards No. 7 "Accounting for Development Stage Enterprises".

The Company is in the early period of its development embarking on a new venture. The Company has limited capital, is dependent upon the proceeds of its proposed initial public offering (See Note F), and achieving profitable operations. The Company's business plan was prepared based upon the limited experience of management. The Company's business model is unproven and will take additional resources to perfect, if at all. The success of the Company's marketing plan is dependent on attracting new customers. The likelihood of the success of the Company will depend upon its ability to raise sufficient capital to overcome the problems, expenses and delays frequently encountered in the operation of a new business and the competitive environment in which it will be operating. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

Management of the Company has budgeted the proceeds of its proposed initial public offering of common stock for a period of approximately nine months. However, there is no assurance that the Company's revenues will increase such that a public offering would be unnecessary. In order for the Company to complete implementation of its business plan and fund anticipated growth, the Company may require additional financing from outside sources. Management believes that the Company is not a viable candidate for commercial bank debt financing due to its lack of operating history and lack of tangible assets. In the event that the Company's initial public offering is unsuccessful, management would rely on additional private debt or equity financing. There is no assurance that the Company's proposed initial public offering will be successful, that the Company will meet the objectives of its business plan or that it will be successful in obtaining additional financing.

                                 EtG CORPORATION
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A: Organization and summary of significant accounting policies, continued

Principles of consolidation
---------------------------
The accompanying consolidated financial statements include the accounts of EtG Corporation and its wholly owned subsidiary, Enjoy the Game, Inc. All material intercompany transactions have been eliminated in consolidation.

Financial instruments and cash equivalents
------------------------------------------
The Company's financial instruments consist of cash, accounts receivable, accounts payable, demand notes payable, and accrued liabilities. The carrying value of these financial instruments approximates fair value because of their short-term nature or because they bear interest at rates which approximate market rates. For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less.

Use of estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the consolidated financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes
------------
The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the consolidated financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Unaudited financial information
-------------------------------
Interim financial information presented herein contain all adjustments (all which are normal and recurring in nature) necessary to present fairly the consolidated financial position of the Company as of September 30, 1999 and the results their operations for the nine months ended September 30, 1999 and 1998.

Accounts receivable
-------------------
Management  considers  all  accounts  receivable   collectible.   Therefore,  no
allowance for doubtful accounts receivable is reflected in the accompanying financial statements.

Inventories
-----------
Inventories are stated at the lower of cost or market; cost being determined principally by the use of the average-cost method, which approximates the first-in, first-out method.

                                 EtG CORPORATION
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A: Organization and summary of significant accounting policies, continued

Equipment and depreciation
--------------------------
Equipment is stated at cost. Depreciation is computed over the estimated useful life of the assets using the straight-line method. During the nine months ended September 30, 1999 and 1998, the years ended December 31, 1998 and 1997, and for the period from March 16, 1996 (inception) through September 30, 1999, the Company recorded depreciation expense of $784 (unaudited), $-0- (unaudited), $88, $-0-, and $872 (unaudited), respectively.

Earnings/(loss) per share
-------------------------
Basic earnings per share have been computed on the basis of the weighted average of number of common shares outstanding.

Diluted earnings per share is not presented in the accompanying consolidated financial statements as there are no common stock equivalents outstanding that would result in dilution.

Advertising costs
-----------------
The Company expenses advertising costs as incurred. During the nine months ended September 30, 1999 and 1998, the years ended December 31, 1998 and 1997, and for the period from March 16, 1996 (inception) through September 30, 1999, the Company expensed $6,755 (unaudited), $-0- (unaudited), $2,706, $-0-, and $9,461 (unaudited), respectively.

Impairment of Long-Lived Assets
-------------------------------
The Company follows Statement of Financial Accounting Standards ("SFAS") No.121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires than an impairment loss be recognized when the carrying amount of an asset exceeds the expected future undiscounted net cash flows.

Revenue Recognition
-------------------
Revenue for sales is recognized at the time the product is delivered.

Recently issued accounting pronouncements
-----------------------------------------
The Company has adopted the following new accounting pronouncements for the year ended December 31, 1998. There was no effect on the consolidated financial statements presented from the adoption of the new pronouncements. SFAS No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers. SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                                 EtG CORPORATION
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note B: Related party transactions

For all periods presented, the Company was a home-based business, with no employees. An officer of the Company contributed office and warehouse space at no charge. In addition, the officer contributed his time and effort in the initial operations of the Company. The accompanying consolidated financial statements reflect the estimated cost of the use of such space and the estimated cost of such services with an offsetting credit to contributed capital. During the nine months ended September 30, 1999 and 1998, the years ended December 31, 1998 and 1997, and for the period from March 16, 1996 (inception) through September 30, 1999, the Company recorded contributed capital totaling $6,800 (unaudited), $-0- (unaudited), $4,900, $-0-, and $11,700 (unaudited), respectively related to the rent and services.

Pursuant to the terms of a certain stock subscription agreement dated March 3, 1999, the two 50 percent shareholders of Enjoy the Game, Inc. ("EGI") exchanged all of their shares in EGI for 10,000 shares (unaudited) of EtG Corporation ("ETG") common stock. Upon the exchange of shares, EGI became a wholly owned subsidiary of ETG. The former EGI shareholders held approximately 67 percent of the issued and outstanding shares of ETG prior to the date of the Agreement. Accordingly, the transaction has been accounted for as an exchange of shares of companies under common control. This accounting treatment is similar to a "pooling-of-interests". Common control was established on August 29, 1998. EGI was incorporated in Missouri on May 28, 1998. The accompanying financial statements have been presented on a consolidated basis as if common control was established on May 28, 1998. For the period from May 28 through August 29, 1998, EGI's transactions consisted only of organizational matters. The separate financial statements of EGI for the period from May 28, 1998 (inception) through August 28, 1998 have not been presented.

Note C: Trademark

Costs incurred to register the Company's trademark are capitalized in the accompanying consolidated financial statements and are being amortized on the straight-line basis over a period of 60 months. These costs include filing fees and legal costs incurred in connection with the application and registration of the trademark "Enjoy the Game" for videos and certain merchandise.

Amortization expense totaled $367 (unaudited), $-0- (unaudited), $49, $-0-, and $416 (unaudited) for the nine months ended September 30, 1999 and 1998, the years ended December 31, 1998 and 1997, and for the period from March 16, 1996 (inception) through September 30, 1999.

Note D: Notes payable

The Company issued promissory notes, due on demand, to certain investors in order to provide the Company with working capital during its development stage. However, certain of these promissory notes are convertible into a total of 2,496 shares of non-voting common stock of the subsidiary, EGI, at the rate of .0624 shares to the dollar. The notes are convertible beginning two years from the date of issuance, at the option of the holder.

                                 EtG CORPORATION
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D: Notes payable, concluded

In the event all of the notes are converted into non-voting common stock of EGI, the holders would own an aggregate of less than 20 percent of the common stock outstanding. Management has classified, as current, all interest accrued on the notes. Notes payable at September 30, 1999 and December 31, 1998 follow:


                                                                       September 30,      December 31,
                                                                            1999              1998
                                                                        -----------        ----------
                                                                        (unaudited)
Convertible into shares of EGI non-voting common stock
----------------------------------------------------------------------
Note payable to individual, with interest due on June 1, 1999 and June 1, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI ........................    $ 5,000            $ 5,000
Note payable to individual, with interest due on June 2, 1999 and June 2, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI ........................      5,000              5,000
Note payable to individual, with interest due on June 9, 1999 and June 9, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI ........................      5,000              5,000
Note payable to individual, with interest due on July 23, 1999 and July 23, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI ........................      5,000              5,000
Note payable to individual, with interest due on August 18, 1999 and August 18, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI ........................      5,000              5,000
Note payable to individual, with interest due on August 28, 1999 and August 28, 2000 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI ........................      5,000              5,000
Note payable to corporation, with interest due on May 2, 2000 and May 2, 2001 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI ........................      5,000               --
Note payable to individual, with interest due on June 2, 2000 and June 2, 2001 at 10 percent, unsecured, convertible into
  312 shares of Class "B" common stock of EGI ........................      5,000               --
                                                                          -------            -------
                                       Total convertible notes payable    $40,000            $30,000
                                                                          =======            =======

Other notes payable
----------------------------------------------------------------------
Note payable to corporation, with interest due on demand
  at 10 percent, unsecured ...........................................      5,000              5,000
Note payable to corporation, with interest due on demand
  at 10 percent, unsecured ...........................................      5,000              5,000
Note payable to corporation, with interest due on demand
  at 10 percent, unsecured ...........................................      1,500               --
Note payable to corporation, with interest due on demand
  at 12 percent, unsecured ...........................................     20,000               --
Note payable to corporation, with interest due on demand
  at 10 percent, unsecured ...........................................     10,000               --
Note payable to corporation, with interest due on demand
  at 10 percent, unsecured ...........................................     15,000               --
Note payable to corporation, with interest due on demand
  at 10 percent, unsecured ...........................................      5,000               --
                                                                          -------            -------
                                             Total other notes payable    $61,500            $10,000
                                                                          =======            =======


                                      F-11

                                 EtG CORPORATION
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E: Income taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows for the nine months ended September 30, 1999 and 1998, the years ended December 31, 1998 and 1997, and the period from March 13, 1996 (inception) through September 30, 1999,follows:



                                                                                         March 13, 1996
                                           Nine Months Ended       For the Years Ended     (inception)
                                             September 30,             December 31,          through
                                         --------------------      -------------------     September 30,
                                          1999          1998        1998         1997         1999
                                         -------      -------      -------     -------       -------
                                       (unaudited)  (unaudited)                            (unaudited)
U.S. statutory federal rate ...........   16.27%       15.00%       15.00%      15.00%        21.17%
State income tax rate, net ............    9.35%        5.31%        5.31%       5.31%         7.60%
Deferred offering costs ...............   12.66%        --           --          --           11.27%
Accumulated depreciation ..............   -0.03%        --           --          --           -0.03%
Accumulated amortization ..............   -0.05%        --           --          --           -0.04%
NOL for which no tax
benefit is currently available ........  -38.20%      -20.31%      -20.31%     -20.31%       -39.97%
                                         -------      -------      -------     -------       -------
                                           0.00%        0.00%        0.00%       0.00%         0.00%
                                         =======      =======      =======     =======       =======


The benefit for income taxes from operations consisted of the following components at December 31, 1998: current tax benefit of $3,105 resulting from a net loss before income taxes, and deferred tax expense of $3,105 resulting from the valuation allowance recorded against the deferred tax asset resulting from net operating losses. The change in the valuation allowance for the December 31, 1998 and 1997, were $3,105 and $130, respectively. Net operating loss carryforwards at December 31, 1998 will begin to expire in 2018. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note F: Shareholders' deficit

Preferred stock
---------------
The preferred stock may be issued in series as determined by the Board of Directors. As required by law, each series must designate the number of shares in the series and each share of a series must have identical rights of (1) dividend, (2) redemption, (3) rights in liquidation, (4) sinking fund provisions for the redemption of the shares, (5) terms of conversion and (6) voting rights.

                                 EtG CORPORATION
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note F: Shareholders' deficit, concluded

Proposed initial public offering
--------------------------------
The Company is planning to offer 200,000 shares of its $.001 par value common stock to the public at $1.00 per share. The offering will be made on a "direct participation" basis and no sales commissions are expected to be paid. The Company is currently in the process of filing on Form SB-2 a registration statement with the Securities and Exchange Commission. This statement is to register 200,000 shares of common stock.

Legal, accounting, and printing costs incurred in connection with the above proposed initial public offering, have been deferred until such time as the proposed offering is closed. Upon closing, the deferred offering costs will be offset against the gross offering proceeds. However, if and when the offering is declared unsuccessful, the costs will be expensed.

Note G: The Year 2000 Issue

The Y2K issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions or operations, including, among other things an inability to process transactions, send invoices, or engage in similar normal business activities. The Company's equipment, consisting of a computer and related components, has been certified as Y2K compliant as of December 31, 1998.

The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse effect on the Company. In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers.

     Section 78.037 of the Nevada Revised Statutes ("NRS") provides that a corporation, in its Articles of Incorporation, may provide for the limitation of personal liability of directors or officers to the corporation or its stockholders for breach of fiduciary duty except for acts or omissions involving intentional misconduct, fraud or knowing violation of law or unlawful payment of distributions. The Company's Articles of Incorporation contains such a provision.

     The Company's Articles of Incorporation, pursuant to the authority granted by Section 78.037 NRS, state that no director or officer shall be personally liable to the Corporation for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

Item 25. Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

     SEC Registration Fee ..............................         $       55.60
     Printing ..........................................                500.00
     Blue Sky Fees and Expenses ........................              1,000.00
     Transfer Agent Fees ...............................                500.00
     Accounting Fees and Expenses ......................              8,000.00
     Legal Fees and Expenses ...........................             30,000.00
     Miscellaneous Fees and Expenses ...................                450.00
                                                                 -------------
             Total .....................................         $   40,505.60




Item 26. Recent Sales of Unregistered Securities.

     Since inception in 1996, sales of unregistered common stock (the only issued and outstanding securities of the Company) were made by the small business issuer as follows:

Name
Consideration             Date Sold          Number of Shares           Cash
-------------             ---------          ----------------           ----

David N. Nemelka        March 7, 1999            1,000,000             $1,000
William J. Stutz        August 29, 1998          2,000,000             $2,000

     In addition, 5,000 shares of the small business issuer's restricted common stock were issued to William J. Stutz on March 28, 1999 in exchange for 5,000 shares of restricted common stock of Enjoy The Game, Inc., a Missouri corporation. At the same time 5,000 shares of restricted common stock of the small business issuer were also issued to Valerie M. Stutz in exchange for 5,000 shares of Enjoy The Game, Inc.

     With respect to the sale of all unregistered securities as described above, this small business issuer relied upon the exemptions afforded by Sections 4 (2) or 4 (6) of the Securities Act of 1933 or Rule 506 promulgated under such Act. All recipients were either officers or directors of the Company or were independent, non-affiliated, accredited investors. Each of the certificates evidencing the respective securities contained a restrictive Rule 144 legend. No transfer will be permitted without opinion of counsel that such transfer is in compliance with the rules and regulations of the SEC.

Item 27. Exhibits.

     See Index to Exhibits.

Item 28. Undertakings.

     The undersigned registrant hereby undertakes that it will:

          File, during any period in which it offers or sells securities under Rule 415 of the Securities Act, a post-effect amendment to this registration statement to:

          Include any prospectus required by section 10(a)(3) of the Securities
               Act;
          Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the registration statement; and
          Include any additional or changed material information on the plan of distribution.

          For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Item 24, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned registrant hereby undertakes that:

          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue springs, Missouri on November 7, 1999.

                                                EtG Corporation


                                                By: /s/ William J. Stutz
                                                ------------------------
                                                William J. Stutz
                                                Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 7, 1999.


      Signature                        Title                       Date
      ---------                        -----                       ----

/s/ William J. Stutz            President, Treasurer,        November 7, 1999
--------------------            Director, Principal
William J. Stutz                Financial Officer


/s/ Valerie M. Stutz            Secretary, Director,         November 7, 1999
--------------------            Principal Accounting
Valerie M. Stutz                Officer

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM SB-2
                                 EtG CORPORATION



3.1     Articles of Incorporation of Registrant (1)

3.12    Articles of Amendment to the Articles of Incorporation (1)

3.2     By-laws of Registrant (1)

5.1     Proposed Form of Opinion of Counsel Regarding Legality (1)

5.11    Opinion of counsel Regarding Legality (2)

24.1    Consent of Counsel (2)

24.2    Consent of Cordovano and Harvey, P.C., certified public accountants (2)

27      Financial Data Schedule (2)


(1)     Previoulsy Filed
(2)     Filed Herewith